EXHIBIT 99.1

Northwest Bancorporation, Inc. Adds New Member to Board of Directors

SPOKANE, Wash., Nov. 3, 2008 (GLOBE NEWSWIRE) -- Northwest Bancorporation, Inc. (the "Company") (OTCBB:NBCT), today announced the appointment of Anthony D. Bonanzino, Ph.D., to the Board of Directors of both the Company and its wholly owned subsidiary, Inland Northwest Bank (the "Bank"). Mr. Bonanzino will begin his term on November 18, 2008.

"Mr. Bonanzino will bring a wealth of knowledge and experience to the boards," said Randall L. Fewel, President and CEO of both the Company and the Bank. "His past experience as CEO of the seventh largest manufacturer in Spokane County, coupled with an impressive record of community involvement and an outstanding educational background make Tony uniquely qualified to participate in the oversight, visioning and policy setting of our Company and Bank," Fewel added.

Mr. Bonanzino retired in May 2008 after nine years as CEO of Hollister-Stier Laboratories LLC. He is a past Chairman of the Spokane Regional Chamber of Commerce and currently serves as a Commissioner on the Washington State Economic Development Commission. He was recently named Chairman of the Board of Trustees of Deaconess Medical Center and CEO of the Institute for Systems Medicine. He received his bachelor of arts in Biology from Southern Connecticut State University, his master of science in Management from Renesselaer Polytechnic Institute, and his Ph.D. in Leadership Studies from Gonzaga University. He and his wife, Marylou, reside in Spokane, WA.

"We are pleased to welcome Tony Bonanzino to our Boards of Directors," Mr. Fewel commented. "His finance and business acumen will complement the collective experience of our boards. We look forward to drawing upon his invaluable insight as we continue to grow our Company."

Northwest Bancorporation, Inc. is the parent of Inland Northwest Bank ("INB"), a Washington state-chartered bank headquartered in Spokane, Washington. INB operates seven branches in Spokane County, Washington, one branch in Walla Walla, Washington and four branches in Kootenai County, Idaho. INB specializes in meeting the needs of individuals and small to medium-sized businesses, including professional corporations, by providing a full line of commercial, retail, mortgage and private banking products and services. The Company's stock is quoted on the OTC Bulletin Board, http://www.otcbb.com/, and by other financial reporting services, under the trading symbol "NBCT."

Note: This press release contains "forward-looking statements" within the meaning of federal securities law, which may include statements concerning loan and deposit growth expected during the latter part of the current year, the Company's business strategies, plans and objectives, and their intended results, and similar statements concerning expectations that are not historical facts. The forward-looking statements in this press release are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous risks and uncertainties, including the effects of economic conditions, demand for financial services, competitive conditions in the financial markets, the availability of capital to finance growth, changes in accounting policies; changes in the monetary and fiscal policies of the federal government, changes in laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

CONTACT:  Northwest Bancorporation, Inc.
          Randall L. Fewel, President and CEO
          (509) 456-8888